Exhibit 99.1

801 E. 86th Avenue Merrillville, IN 46410

April 30, 2013

FOR ADDITIONAL INFORMATION

Media	Investors
Mike Banas	Randy Hulen
Communications Manager	Managing Director, Investor Relations
(219) 647-5581	(219) 647-5688
mbanas@nisource.com	rghulen@nisource.com

NiSource Reports First Quarter 2013 Earnings

•	Results in line with 2013 earnings guidance

•	Positive results from regulatory, modernization and growth initiatives

•	Record $1.8 billion capital investment program on track

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced net operating earnings from continuing operations (non-GAAP) of $215.3 million, or $0.69 per share, for the three months ended March 31, 2013, compared with $213.5 million, or $0.76 per share for the first quarter of 2012. Operating earnings for the first quarter (non-GAAP) were $427.9 million compared to $433.8 million in 2012.

On a GAAP basis, NiSource reported income from continuing operations for the three months ended March 31, 2013, of $215.4 million, or $0.69 per share, compared with $192.5 million, or $0.68 per share in the same period a year ago. Operating income was $428.1 million for the first quarter of 2013 compared with $397.7 million in the year-ago period. Schedules 1 and 2 of this news release contain a reconciliation of net operating earnings and operating earnings to GAAP.

NiSource's first quarter results reflect its $340 million forward sale equity issuance completed on Sept. 10, 2012, which added approximately 24 million common shares outstanding when compared to the same period last year.

“Following a solid performance in 2012, our momentum continues to build in 2013,” President and Chief Executive Officer Robert C. Skaggs, Jr. said. “Our Team's demonstrated ability to deliver on a broad and growing inventory of infrastructure-based capital investment opportunities, coupled with regulatory and customer initiatives, generated first quarter results in line with our expectations, as well as our 2013 earnings outlook.”

Progress on modernization and other value-adding investment opportunities
Columbia Pipeline Group (CPG), formerly referred to as NiSource Gas Transmission & Storage, continues to modernize its core interstate natural gas pipeline system, execute on market- and supply-driven growth projects, and pursue midstream infrastructure and minerals leasing opportunities linked to its strong asset position in the Utica and Marcellus Shale production regions.

•
Columbia Gas Transmission (Columbia Transmission) began fully executing against its modernization settlement, which was approved by the Federal Energy Regulatory Commission on Jan. 24, 2013. With an inventory of projects spanning up to 15 years and an overall investment of more than $4 billion, the long-term plan is designed to systematically enhance the safety, reliability and flexibility of the 12,000-mile system. The settlement approved the initial five years of the plan, including a planned $300 million annual modernization investment. Among other components, the settlement identifies individual infrastructure projects and establishes a timely recovery mechanism for the costs associated with the projects.

•
During the quarter, Columbia Transmission reached an agreement to extend its system to support the conversion of a large end-user's coal boilers to natural gas. Columbia Transmission will extend its system approximately 13 miles to an interconnect with Columbia Gas of Virginia (CGV), which will expand its system to the customer. At an investment of approximately $25 million for Columbia Transmission and approximately $15 million for CGV, the project is expected to be placed in service during the fourth quarter of 2014.

•
On the midstream front, both the Big Pine Gathering System and Pennant Midstream LLC projects are moving forward. Big Pine, involving an investment of approximately $160 million and designed to transport up to 425 million cubic feet per day of Marcellus Shale production, was placed into service in April 2013. In addition to Big Pine’s long-term gathering agreement with XTO Energy Inc., a separate gathering agreement was recently signed with PennEnergy. The first phase of Pennant Midstream's pipeline and processing facilities remains on schedule for completion by the end of this year. It is anticipated that NiSource's share will be approximately $150 million of the total investment in the project's first phase.

•
Millennium Pipeline also is progressing on two projects that will add nearly 30,000 horsepower of compression to its system, driven by increased shale gas production. At an investment of approximately $45 million, the first project will increase capacity at its interconnections with Algonquin Gas Transmission to 675,000 dekatherms. This project is nearing completion with an expected in-service date of May 2013. The second project will increase capacity to 850,000 dekatherms with a total investment of approximately $45 million, and is projected to be in service by the end of 2013. NiSource owns a 47.5 percent interest in Millennium and is responsible for the same percentage of the investment.

•
Columbia Transmission and Columbia Gulf are moving forward with plans to upgrade and modify facilities to support the West Side Expansion project. This approximately $200 million project will reverse the flow of gas on part of the system to transport approximately 500,000 dekatherms per day of Marcellus production to Gulf Coast markets. An initial level of service has already begun on part of the project, which is scheduled to be fully completed by late 2014. Columbia Transmission also is moving ahead with the East Side Expansion project, an approximately $210 million project providing 300,000 dekatherms per day of transportation capacity for Marcellus supplies to northeastern and Mid-Atlantic markets. This project is expected to be placed in service during the third quarter of 2015.

“With a diverse mix of new and ongoing projects, including our long-term system modernization initiative, our CPG Team remains focused on enhancing the long-term value of our assets in a way that's responsive to customer needs in both supply and demand markets,” Skaggs said.

NIPSCO continues long-term investment plans and environmental investments
Northern Indiana Public Service Company (NIPSCO) further advanced its significant environmental investments, as well as outlined plans to generate additional economic development and system reliability through near- and long-term growth and modernization investments.

•
NIPSCO is making progress on its plans to modernize its core electric transmission and distribution infrastructure. Aligned with these plans, NIPSCO worked with various state utilities and other stakeholders to advance landmark legislation designed to improve the efficiency of the regulatory process and develop a framework for the modernization of gas and electric infrastructure.

•
In addition to engineering and design activities already well under way, initial preparation and construction for the approximately $250 million flue gas desulfurization (FGD) project has begun at the company's Michigan City generating station. This is in addition to the company's more than $500 million FGD project at its Schahfer generating station, which remains on schedule and on budget. The Schahfer units will be placed into service in the fourth quarter of this year and in 2014.

•
Starting in Feb. 2013, NIPSCO began installing automated meter reading (AMR) devices in its electric and gas service territory. A $90 million total investment over three years, the devices will be installed on all 900,000 gas and electric meters by 2016.

•
During the first quarter, NIPSCO received regulatory approval for the introduction of a Green Power Rate pilot program, which complements a variety of other renewable energy and customer programs currently offered in Indiana. The program allows customers to designate a portion or all of their monthly electric usage to be attributable to power generated by renewable energy sources.

“Our NIPSCO Team remains keenly focused on continuously improving customer service and reliability, while investing in long-term economic and environmental initiatives across our service territory,” said Skaggs.

Modernizing natural gas distribution infrastructure and services
NiSource Gas Distribution (NGD) companies continue to deliver strong results by aligning their long-term, $10 billion infrastructure replacement and enhancement programs with a variety of complementary customer programs and regulatory initiatives.

•
Columbia Gas of Massachusetts filed a base rate case on April 16, 2013, with the Massachusetts Department of Public Utilities. The case, which seeks increased annual revenues of approximately $30 million, is designed to support the company's expanded infrastructure modernization and replacement plans with timely investment recovery. A decision is expected with rates in effect by March 1, 2014.

•
On March 15, 2013, Columbia Gas of Pennsylvania (CPA) filed a unanimous settlement of its 2012 base rate case with the Pennsylvania Public Utility Commission. The settlement would increase annual revenues by about $55 million. The case includes a simplified residential rate design that includes a weather normalization adjustment and full recovery of safety-related expenditures. Notably, CPA is the first utility in the state to establish rates based on investments and expenses as reflected in a fully forecasted test year, consistent with Pennsylvania's recently enacted Act 11. Rates are anticipated to be placed into service in July of this year.

•
On Feb. 28, 2013, Columbia Gas of Maryland filed a base rate case with the Public Service Commission of Maryland, which requests an annual revenue increase of approximately $5 million. The filing, if approved, would include an updated rate design comprising a higher fixed monthly charge and support for the recovery of the company's distribution infrastructure modernization investments. A decision on the case is expected by Aug. 26, 2013.

•
Legislation recently enacted in Virginia will allow CGV and other Virginia-based natural gas utilities to defer certain costs, beginning Jan. 1, 2013, associated with safety compliance programs for recovery in future rate cases.

•
Meanwhile, legislation in Maryland passed that will permit gas utilities to file a pipeline modernization plan to recover costs associated with projected infrastructure replacement projects through a surcharge on customer bills. The Governor is expected to sign the legislation and it is anticipated to take effect June 1, 2013.

•
“Our gas distribution companies continue to invest in safety and reliability, provide innovative programs to customers and deliver solid financial performance for shareholders,” Skaggs said.

Affirming 2013 earnings guidance
Skaggs indicated that NiSource remains on track to deliver net operating earnings in line with its full-year outlook of $1.50 to $1.60 per share (non-GAAP).

NiSource also took recent actions to support its robust capital investment program while at the same time lowering borrowing costs and extending its debt maturity profile. This includes issuing $750 million in long-term debt at attractive rates and increasing its existing three-year bank term loan by $75 million to a total of $325 million, which also was extended by one additional year.

NiSource continues to maintain its core financial commitments, including stable, investment grade credit ratings and a secure, attractive dividend. During the first quarter, Standard & Poor's reaffirmed NiSource's BBB- /stable credit rating. Comparable ratings for the company were reaffirmed by Moody's Investors Services and Fitch Ratings in the fourth quarter of 2012.

There will likely be differences between net operating earnings and GAAP earnings, but due to the unpredictability of weather and other factors, NiSource is continuing its practice of not providing GAAP earnings guidance.

First Quarter 2013 Operating Earnings - Segment Results (non-GAAP)
NiSource's consolidated operating earnings (non-GAAP) for the three months ended March 31, 2013, were $427.9 million, compared to $433.8 million for the same period in 2012. Refer to Schedule 2 for the items included in 2013 and 2012 GAAP operating income but excluded from operating earnings.

Operating earnings for NiSource's business segments for the three months ended March 31, 2013, are discussed below.

Columbia Pipeline Group Operations reported operating earnings of $133.3 million for the three months ended March 31, 2013, compared with operating earnings of $138.6 million for the prior year period. Net revenues, excluding the impact of trackers, decreased by $3.0 million primarily as a result of lower rates associated with the 2012 customer settlement at Columbia

Transmission. This decrease was partially offset by an increase in commodity and demand margin revenue as a result of growth projects and a one-time settlement in 2013.

Operating expenses, excluding the impact of trackers, increased by $1.7 million primarily due to an increase in outside service costs and higher employee and administration costs. These increases were partially offset by lower depreciation as a result of the 2012 Columbia Transmission customer settlement.
Equity earnings decreased by $0.6 million primarily from decreased earnings at Millennium Pipeline.

Electric Operations reported operating earnings of $64.9 million for the three months ended March 31, 2013, compared with operating earnings of $48.5 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $7.6 million primarily due to an increase in environmental cost recovery due to higher plant investment eligible for recovery and transmission infrastructure upgrade revenue. These increases were partially offset by a decrease in revenue recovered from a Regional Transmission Organization mechanism (RTO).

Operating expenses, excluding the impact of trackers, decreased by $8.8 million due primarily to lower electric generation costs, largely due to the timing of planned and unplanned maintenance, and decreased Midwest Independent Transmission System Operation (MISO) fees. These decreases were partially offset by increased employee and administration costs and higher depreciation as a result of increased capital spend.

Gas Distribution Operations reported operating earnings of $233.3 million for the three months ended March 31, 2013, compared with operating earnings of $244.8 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $5.0 million primarily attributable to increases in regulatory and service programs, including the impact of the 2012 rate case at Columbia Gas of Massachusetts and the implementation of new rates under Columbia Gas of Ohio's approved infrastructure replacement program. These increases were partially offset by a decrease in industrial and commercial usage.

Operating expenses, excluding the impact of trackers, increased by $16.5 million due primarily to increased employee and administration costs, higher outside service costs and increased depreciation due to an increase in capital expenditures. These increases were partially offset by a decrease in uncollectibles.

Corporate and Other Operations reported an operating earnings loss of $3.6 million for the three months ended March 31, 2013, compared to operating earnings of $1.9 million for the comparable prior period. The reduction in earnings is primarily attributable to the recognition in the prior year of unrealized gains on increases in cash surrender value of corporate owned life insurance investments.

Other Items
Interest expense decreased by $4.7 million due to the maturity of long-term debt in November 2012 and March 2013, increased allowance for funds used during construction (AFUDC) balances and lower short-term borrowings and rates. These decreases were partially offset by the issuance of long-term debt in June 2012.

Other,net reflected income of $4.1 million compared to income of $1.0 million in 2012. The increase is primarily attributable to AFUDC earnings at NIPSCO.

The effective tax rate of net operating earnings was 35.4 percent compared to 35.6 percent for the same period last year.

About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource's businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; actual operating experience of NiSource's assets; the regulatory process; regulatory and legislative changes; the impact of potential new environmental laws or regulations; the results of material litigation; changes in pension funding requirements; changes in general economic, capital and commodity market conditions; and counterparty credit risk and the matters set forth in the "Risk Factors" Section in NiSource's most recent Form 10-K and subsequent reports on Form 10-Q, many of which are risks beyond the control of NiSource. In addition, the relative contributions to profitability by each segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time. NiSource expressly disclaims a duty to update any of the forward-looking statements contained in this release.

NiSource Inc.
Consolidated Net Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended March 31,

(in millions, except per share amounts)	2013	2012
Net Revenues
Gas Distribution	$891.5	$908.2
Gas Transportation and Storage	468.5	409.2
Electric	377.1	358.0
Other	44.2	15.0
Gross Revenues	1,781.3	1,690.4
Cost of Sales (excluding depreciation and amortization)	675.9	630.1
Total Net Revenues	1,105.4	1,060.3
Operating Expenses
Operation and maintenance	366.1	350.5
Operation and maintenance - trackers	88.3	51.7
Depreciation and amortization	140.0	142.5
Depreciation and amortization - trackers	3.5	2.9
Other taxes	62.2	60.8
Other taxes - trackers	24.5	25.8
Total Operating Expenses	684.6	634.2
Equity Earnings in Unconsolidated Affiliates	7.1	7.7
Operating Earnings	427.9	433.8
Other Income (Deductions)
Interest expense, net	(98.6)	(103.3)
Other, net	4.1	1.0
Total Other Deductions	(94.5)	(102.3)
Operating Earnings From Continuing Operations
Before Income Taxes	333.4	331.5
Income Taxes	118.1	118.0
Net Operating Earnings from Continuing Operations	215.3	213.5
GAAP Adjustment	0.1	(21.0)
GAAP Income from Continuing Operations	$215.4	$192.5
Basic Net Operating Earnings Per Share from Continuing Operations	$0.69	$0.76
GAAP Basic Earnings Per Share from Continuing Operations	$0.69	$0.68
Basic Average Common Shares Outstanding	311.1	282.9

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended March 31,
Gas Distribution Operations
(in millions)	2013	2012
Net Revenues
Sales revenues	$1,144.3	$1,095.5
Less: Cost of gas sold	593.8	553.7
Net Revenues	550.5	541.8
Operating Expenses
Operation and maintenance	181.3	168.0
Operation and maintenance - trackers	37.1	32.1
Depreciation and amortization	48.5	46.1
Other taxes	25.8	25.0
Other taxes - trackers	24.5	25.8
Total Operating Expenses	317.2	297.0
Operating Earnings	$233.3	$244.8
GAAP Adjustment	0.8	(34.5)
GAAP Operating Income	$234.1	$210.3

	Three Months Ended March 31,
Columbia Pipeline Group Operations
(in millions)	2013	2012
Net Revenues
Transportation revenues	$210.9	$218.1
Storage revenues	50.5	49.3
Other revenues	40.0	8.0
Total Operating Revenues	301.4	275.4
Less: Cost of Sales	0.1	0.9
Net Revenues	301.3	274.5
Operating Expenses
Operation and maintenance	86.1	78.0
Operation and maintenance - trackers	46.5	16.7
Depreciation and amortization	25.7	33.0
Other taxes	16.8	15.9
Total Operating Expenses	175.1	143.6
Equity Earnings in Unconsolidated Affiliates	7.1	7.7
Operating Earnings	$133.3	$138.6
GAAP Adjustment	0.2	—
GAAP Operating Income	$133.5	$138.6

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended March 31,
Electric Operations
(in millions)	2013	2012
Net Revenues
Sales revenues	$377.4	$358.5
Less: Cost of sales	125.0	116.1
Net Revenues	252.4	242.4
Operating Expenses
Operation and maintenance	103.2	113.9
Operation and maintenance - trackers	4.7	2.9
Depreciation and amortization	59.7	58.0
Depreciation and amortization - trackers	3.5	2.9
Other taxes	16.4	16.2
Total Operating Expenses	187.5	193.9
Operating Earnings	$64.9	$48.5
GAAP Adjustment	0.3	(2.3)
GAAP Operating Income	$65.2	$46.2

	Three Months Ended March 31,
Corporate and Other Operations
(in millions)	2013	2012
Operating (Loss) Earnings	$(3.6)	$1.9
GAAP Adjustment	(1.1)	0.7
GAAP Operating (Loss) Income	$(4.7)	$2.6

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months Ended March 31,

Gas Distribution Operations	2013	2012
Sales and Transportation (MMDth)
Residential	132.0	102.9
Commercial	75.3	61.2
Industrial	133.3	131.3
Off System	21.7	13.5
Other	0.2	0.1
Total	362.5	309.0
Weather Adjustment	(1.0)	45.4
Sales and Transportation Volumes - Excluding Weather	361.5	354.4

Heating Degree Days	2,919	2,262
Normal Heating Degree Days	2,892	2,931
% Colder (Warmer) than Normal	1%	(23)%

Customers
Residential	3,072,919	3,050,576
Commercial	281,933	281,539
Industrial	7,553	7,859
Other	23	18
Total	3,362,428	3,339,992

	Three Months Ended March 31,

Columbia Pipeline Group Operations	2013	2012
Throughput (MMDth)
Columbia Transmission	435.8	379.4
Columbia Gulf	190.2	227.5
Crossroads Pipeline	5.0	4.3
Intrasegment eliminations	(93.9)	(105.7)
Total	537.1	505.5

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months Ended March 31,

Electric Operations	2013	2012
Sales (Gigawatt Hours)
Residential	864.1	781.2
Commercial	921.2	907.8
Industrial	2,319.6	2,385.0
Wholesale	61.3	19.1
Other	33.2	32.5
Total	4,199.4	4,125.6
Weather Adjustment	(3.4)	81.8
Sales Volumes - Excluding Weather impacts	4,196.0	4,207.4

Electric Customers
Residential	401,559	400,348
Commercial	54,084	53,928
Industrial	2,373	2,457
Wholesale	725	717
Other	6	16
Total	458,747	457,466

NiSource Inc.
Schedule 1 – Reconciliation of Net Operating Earnings to GAAP

	Three Months Ended March 31,

	2013	2012
Net Operating Earnings from Continuing Operations (Non-GAAP)	$215.3	$213.5
Items excluded from operating earnings
Net Revenues:
Weather - compared to normal	1.1	(39.9)
Unregulated natural gas marketing business	0.1	1.0
Operating Expenses:
Legal reserve adjustment	—	3.1
Unregulated natural gas marketing business	(1.2)	(1.9)
Gain on sale of assets and asset impairments	0.2	1.6
Total items excluded from operating earnings	0.2	(36.1)
Other Deductions:
Investment impairment	—	(0.7)
Tax effect of above items	(0.1)	15.8
Total items excluded from net operating earnings	0.1	(21.0)
Reported Income from Continuing Operations - GAAP	$215.4	$192.5
Basic Average Common Shares Outstanding	311.1	282.9
Basic Net Operating Earnings Per Share from Continuing Operations	$0.69	$0.76
Items excluded from net operating earnings (after-tax)	—	(0.08)
GAAP Basic Earnings Per Share from Continuing Operations	$0.69	$0.68

NiSource Inc.
Schedule 2 – Adjustments by Segment from Operating Earnings to GAAP
For the Quarter ended March 31,

2013 (in millions)	Gas Distribution	Columbia Pipeline Group	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$233.3	$133.3	$64.9	$(3.6)	$427.9
Net Revenues:
Weather - compared to normal	0.8	—	0.3	—	1.1
Unregulated natural gas marketing business	—	—	—	0.1	0.1
Total Impact - Net Revenues	0.8	—	0.3	0.1	1.2
Operating Expenses:
Unregulated natural gas marketing business	—	—	—	(1.2)	(1.2)
Gain on sale of assets and asset impairments	—	0.2	—	—	0.2
Total Impact - Operating Expenses	—	0.2	—	(1.2)	(1.0)
Total Impact - Operating Income (Loss)	$0.8	$0.2	$0.3	$(1.1)	$0.2
Operating Income (Loss) - GAAP	$234.1	$133.5	$65.2	$(4.7)	$428.1

2012 (in millions)	Gas Distribution	Columbia Pipeline Group	Electric	Corporate & Other	Total
Operating Earnings	$244.8	$138.6	$48.5	$1.9	$433.8
Net Revenues:
Weather - compared to normal	(34.5)	—	(5.4)	—	(39.9)
Unregulated natural gas marketing business	—	—	—	1.0	1.0
Total Impact - Net Revenues	(34.5)	—	(5.4)	1.0	(38.9)
Operating Expenses:
Legal reserve adjustment	—	—	3.1	—	3.1
Unregulated natural gas marketing business	—	—	—	(1.9)	(1.9)
Gain on sale of assets and asset impairments	—	—	—	1.6	1.6
Total Impact - Operating Expenses	—	—	3.1	(0.3)	2.8
Total Impact - Operating (Loss) Income	$(34.5)	$—	$(2.3)	$0.7	$(36.1)
Operating Income - GAAP	$210.3	$138.6	$46.2	$2.6	$397.7

NiSource Inc.
Consolidated Income Statements (GAAP)
(unaudited)

	Three Months Ended March 31,
(in millions, except per share amounts)	2013	2012
Net Revenues
Gas Distribution	$892.2	$873.7
Gas Transportation and Storage	468.5	409.2
Electric	377.3	352.6
Other	56.3	13.4
Gross Revenues	1,794.3	1,648.9
Cost of Sales (excluding depreciation and amortization)	687.7	627.4
Total Net Revenues	1,106.6	1,021.5
Operating Expenses
Operation and maintenance	455.4	400.9
Depreciation and amortization	143.6	145.4
Gain on sale of assets, net	(0.2)	(1.6)
Other taxes	86.8	86.8
Total Operating Expenses	685.6	631.5
Equity Earnings in Unconsolidated Affiliates	7.1	7.7
Operating Income	428.1	397.7
Other Income (Deductions)
Interest expense, net	(98.6)	(103.3)
Other, net	4.1	0.3
Total Other Deductions	(94.5)	(103.0)
Income from Continuing Operations before Income Taxes	333.6	294.7
Income Taxes	118.2	102.2
Income from Continuing Operations	215.4	192.5
Income from Discontinued Operations - net of taxes	8.7	0.9
Gain on Disposition of Discontinued Operations - net of taxes	36.4	—
Net Income	$260.5	$193.4
Basic Earnings Per Share
Continuing operations	$0.69	$0.68
Discontinued operations	0.15	—
Basic Earnings Per Share	$0.84	$0.68
Diluted Earnings Per Share
Continuing operations	$0.69	$0.66
Discontinued operations	0.14	—
Diluted Earnings Per Share	$0.83	$0.66
Dividends Declared Per Common Share	$0.48	$0.46
Basic Average Common Shares Outstanding	311.1	282.9
Diluted Average Common Shares	312.1	293.1

NiSource Inc.
Consolidated Balance Sheets (GAAP)
(unaudited)

(in millions)	March 31, 2013	December 31, 2012
ASSETS
Property, Plant and Equipment
Utility Plant	$21,910.1	$21,642.3
Accumulated depreciation and amortization	(9,075.4)	(8,986.4)
Net utility plant	12,834.7	12,655.9
Other property, at cost, less accumulated depreciation	284.2	260.0
Net Property, Plant and Equipment	13,118.9	12,915.9
Investments and Other Assets
Unconsolidated affiliates	260.8	243.3
Other investments	190.4	194.4
Total Investments and Other Assets	451.2	437.7
Current Assets
Cash and cash equivalents	101.4	36.3
Restricted cash	23.1	46.8
Accounts receivable (less reserve of $31.9 and $24.0, respectively)	1,070.3	907.3
Income tax receivable	80.5	130.9
Gas inventory	70.3	326.6
Underrecovered gas and fuel costs	16.9	45.0
Materials and supplies, at average cost	111.4	97.4
Electric production fuel, at average cost	59.0	71.7
Price risk management assets	58.0	92.2
Exchange gas receivable	71.1	51.5
Assets of discontinued operations and assets held for sale	—	26.7
Regulatory assets	141.7	162.8
Prepayments and other	228.1	357.2
Total Current Assets	2,031.8	2,352.4
Other Assets
Price risk management assets	36.1	56.0
Regulatory assets	1,954.2	2,024.4
Goodwill	3,666.2	3,677.3
Intangible assets	283.9	286.6
Deferred charges and other	94.1	94.4
Total Other Assets	6,034.5	6,138.7
Total Assets	$21,636.4	$21,844.7

NiSource Inc.
Consolidated Balance Sheets (GAAP) (continued)
(unaudited)

(in millions, except share amounts)	March 31, 2013	December 31, 2012
CAPITALIZATION AND LIABILITIES
Capitalization
Common Stockholders’ Equity
Common stock - $0.01 par value, 400,000,000 shares authorized; 311,814,846 and 310,280,867 shares outstanding, respectively	$3.1	$3.1
Additional paid-in capital	4,627.5	4,597.6
Retained earnings	1,170.5	1,059.6
Accumulated other comprehensive loss	(62.3)	(65.5)
Treasury stock	(48.1)	(40.5)
Total Common Stockholders’ Equity	5,690.7	5,554.3
Long-term debt, excluding amounts due within one year	6,803.9	6,819.1
Total Capitalization	12,494.6	12,373.4
Current Liabilities
Current portion of long-term debt	89.3	507.2
Short-term borrowings	1,131.2	776.9
Accounts payable	527.4	538.9
Dividends payable	74.8	—
Customer deposits and credits	167.6	269.6
Taxes accrued	258.2	235.5
Interest accrued	68.2	133.7
Overrecovered gas and fuel costs	63.2	22.1
Price risk management liabilities	52.7	95.2
Exchange gas payable	76.0	146.2
Deferred revenue	42.4	42.8
Regulatory liabilities	106.5	171.6
Accrued liability for postretirement and postemployment benefits	6.1	6.1
Liabilities of discontinued operations and liabilities held for sale	—	3.9
Legal and environmental reserves	41.1	42.2
Other accruals	269.7	309.7
Total Current Liabilities	2,974.4	3,301.6
Other Liabilities and Deferred Credits
Price risk management liabilities	6.9	20.3
Deferred income taxes	2,980.1	2,953.3
Deferred investment tax credits	23.8	24.8
Deferred credits	88.3	84.1
Accrued liability for postretirement and postemployment benefits	1,066.6	1,107.3
Regulatory liabilities and other removal costs	1,611.4	1,593.3
Asset retirement obligations	165.3	160.4
Other noncurrent liabilities	225.0	226.2
Total Other Liabilities and Deferred Credits	6,167.4	6,169.7
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$21,636.4	$21,844.7

NiSource Inc.
Statements of Consolidated Cash Flows (GAAP)
(unaudited)

Three Months Ended March 31, (in millions)	2013	2012
Operating Activities
Net Income	$260.5	$193.4
Adjustments to Reconcile Net Income to Net Cash from Continuing Operations:
Depreciation and amortization	143.6	145.4
Net changes in price risk management assets and liabilities	1.4	24.9
Deferred income taxes and investment tax credits	116.5	92.2
Deferred revenue	(0.4)	(0.7)
Stock compensation expense and 401(k) profit sharing contribution	10.6	8.9
Gain on sale of assets	(0.2)	(1.6)
Income from unconsolidated affiliates	(7.3)	(6.6)
Gain on disposition of discontinued operations - net of tax	(36.4)	—
Income from discontinued operations - net of taxes	(8.7)	(0.9)
Amortization of debt related costs	2.3	2.3
AFUDC equity	(3.5)	(1.0)
Distributions of earnings received from equity investees	7.0	12.9
Changes in Assets and Liabilities:
Accounts receivable	(161.3)	127.5
Income tax receivable	50.4	0.2
Inventories	254.7	211.1
Accounts payable	25.4	(41.3)
Customer deposits and credits	(102.0)	(98.5)
Taxes accrued	28.7	16.6
Interest accrued	(65.5)	(41.7)
Overrecovered gas and fuel costs	69.3	31.1
Exchange gas receivable/payable	(89.8)	(113.4)
Other accruals	(26.6)	(54.3)
Prepayments and other current assets	(5.8)	(4.7)
Regulatory assets/liabilities	5.8	(1.2)
Postretirement and postemployment benefits	(36.8)	(6.9)
Deferred credits	7.7	2.6
Deferred charges and other noncurrent assets	(0.4)	(23.3)
Other noncurrent liabilities	(1.9)	4.0
Net Operating Activities from Continuing Operations	437.3	477.0
Net Operating Activities from Discontinued Operations	11.8	3.0
Net Cash Flows from Operating Activities	449.1	480.0
Investing Activities
Capital expenditures	(369.3)	(291.8)
Proceeds from disposition of assets	0.5	2.1
Restricted cash withdrawals	23.6	11.5
Contributions to equity investees	(17.1)	(5.3)
Other investing activities	(5.3)	(10.4)
Net Investing Activities used for Continuing Operations	(367.6)	(293.9)
Net Investing Activities from (used for) Discontinued Operations	121.5	(0.8)
Financing Activities
Retirement of long-term debt	(427.1)	(5.9)
Change in short-term borrowings, net	354.3	(94.8)
Issuance of common stock	17.2	17.4
Acquisition of treasury stock	(7.6)	(9.9)
Dividends paid - common stock	(74.7)	(65.1)
Net Cash Flow used for Financing Activities	(137.9)	(158.3)
Change in cash and cash equivalents (used for) from continuing operations	(68.2)	24.8
Cash contributions from discontinued operations	133.3	2.2
Cash and cash equivalents at beginning of period	36.3	11.5
Cash and Cash Equivalents at End of Period	$101.4	$38.5